Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 Post Effective Amendment No. 1 of our report dated March 27, 2024, relating to the consolidated financial statements of Zura Bio Limited as of and for the year ended December 31, 2023, and the period from January 18, 2022 (date of inception) to December 31, 2022, which is contained in the Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 17, 2024